CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the inclusion of our report dated August 3, 2006 on the July 27, 2006 financial statements of the Surgeons Diversified Investment Fund of Surgeons Diversified Investment Fund in the Statement of Additional Information, in the Pre-Effective Amendment Number 2 to the Registration Statement (Form N-1A, No. 333-133844), filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
August 25, 2006